                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): December 11, 2002

                                 WATERLINK, INC.
               (Exact Name of Registrant as Specified in Charter)

    Delaware                        1-13041                      34-1788678
(State or Other             (Commission File Number)          (I.R.S. Employer
Jurisdiction of                                              Identification No.)
 Incorporation)

                        ---------------------------------

                            835 North Cassady Avenue
                              Columbus, Ohio 43219
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                        ---------------------------------

                                  614-258-9501
              (Registrant's Telephone Number, Including Area Code)
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Item 4. Changes in Registrant's Certifying Accountant

Based on an evaluation of the size and scope of the engagement, on December 11, 2002, Ernst & Young LLP resigned as Waterlink's independent auditors. The audit committee of the board of directors of Waterlink has accepted the resignation of Ernst & Young LLP. During the entire course of the engagement of Ernst & Young LLP as Waterlink's independent auditors, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure. For each of the last two fiscal years, those being the years ended September 30, 2002 and 2001, the Report of Independent Auditors contained an explanatory paragraph with regard to the uncertainty of Waterlink to continue as a going concern. Waterlink has requested that Ernst & Young LLP furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated December 12, 2002, is filed as Exhibit 99.1 to this Form 8-K.

On December 12, 2002 Waterlink, through its audit committee, hired the firm of Saltz Shamis & Goldfarb, Inc. to serve as our independent auditors for the fiscal year ending September 30, 2003. During Waterlink's two most recent fiscal years and the interim period prior to engaging Saltz Shamis & Goldfarb, Inc., Waterlink has not consulted Saltz Shamis & Goldfarb, Inc. with respect to any of the matters described in Regulation S-K, Item 304 (a)(2)(i) or (ii).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        Item 7(c).  Exhibits.

        99.1 Letter from Ernst & Young LLP to the Securities and Exchange Commission



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WATERLINK, INC.


Dated:   December 12, 2002                  By:      /s/ Donald A. Weidig
                                                     -----------------------
                                                     Donald A. Weidig
                                                     Chief Financial Officer


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